Exhibit 99.1

Jefferies Announces that

Toru Nakashima, President and Group CEO of SMFG,

Has Been Appointed to the Jefferies Board of Directors

NEW YORK — August 12, 2024 — Jefferies Financial Group, Inc. (NYSE: JEF) (“Jefferies”) today announced the appointment of the Sumitomo Mitsui Financial Group, Inc. (NYSE: SMFG) (“SMFG”) President and Group Chief Executive Officer, Toru Nakashima, to Jefferies’ Board of Directors effective August 12, 2024. The appointment of Mr. Nakashima further strengthens the strategic alliance between Jefferies and the SMBC Group first announced in 2021 and then further expanded in 2023 and 2024.

Consistent with agreements between Jefferies and Sumitomo Mitsui Banking Corporation (“SMBC”), SMBC intends to increase its economic ownership of Jefferies to up to 15% on an as-converted and fully diluted basis, and recently increased its economic ownership in Jefferies to 10.9%, which entitled SMBC to identify one individual to be nominated for election as a new member to Jefferies’ Board of Directors. SMBC identified Mr. Nakashima. The Nominating and Corporate Governance Committee of the Jefferies Board of Directors reviewed Mr. Nakashima’s nomination, and the Committee recommended his candidacy to the full Board of Directors for its review and approval. On August 8, 2024, the Jefferies Board of Directors approved the appointment of Mr. Nakashima as its newest member, effective August 12, 2024.

Mr. Nakashima began his career in 1986 at The Sumitomo Bank, Limited. He assumed the position of General Manager of the Securities Business Planning Department in 2012 and the position of Managing Executive Officer and General Manager of the Corporate Planning Department in 2016. In 2019, Mr. Nakashima was appointed Group CFO and Group CSO of SMFG. In 2023, he was elected as a member of the Board of Directors and Deputy President of SMBC, heading Global Corporate Banking Division; he also served as Deputy President and Executive Officer of SMFG, co-heading Wholesale Business Unit. In November 2023, he was appointed President and Group Chief Executive Officer of SMFG.

Jefferies’ CEO, Rich Handler, and President, Brian Friedman, stated: “We are honored to welcome Nakashima-san to our Board of Directors. All of us at Jefferies look forward to the expansion and strengthening of our strategic alliance with SMBC and we are eager to deploy all our capabilities to bring value to their clients and stakeholders. The appointment of Nakashima-san will bring to our Board the added value of his unique experience, insight, and relationships to Jefferies. We and our Board of Directors could not be more excited for Nakashima-san to join the Jefferies Board.”

Mr. Nakashima stated: “We at the SMBC Group are confident this next step in our alliance with Jefferies will greatly strengthen the foundation of our relationship. In the few short years that our strategic alliance has existed, it has already borne meaningful opportunities. Personally, I am very enthusiastic about joining the Jefferies Board and helping to support Jefferies’ leadership. I look forward to working closely with the Board, Rich, Brian, and the Jefferies team as we continue to serve all our global clients well into the future.”

About Jefferies Financial Group Inc.

Jefferies is a leading global, full-service investment banking and capital markets firm that provides advisory, sales and trading, research and wealth and asset management services. With more than 47 offices in 21 countries around the world, we offer insights and expertise to investors, companies and governments.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements about our future and statements that are not historical facts. These forward-looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “may,” “intend,” “outlook,” “will,” “estimate,” “forecast,” “project,” “should,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which will change over time. Forward-looking statements may contain beliefs, goals, intentions and expectations regarding revenues, earnings, operations, arrangements and other results, and may include statements of future performance, plans, and objectives. Forward-looking statements also include statements pertaining to our strategies for future development of our businesses and products, including Jefferies and SMBC Group’s strategic alliance. In particular, forward-looking statements include statements about the potential benefits of the collaboration with SMBC Group and SMBC’s intention to increase its equity investment in Jefferies, as SMBC is under no obligation to do so. Forward-looking statements speak only as of the date they are made; we do not assume any duty, and do not undertake, to update any forward-looking statements. Furthermore, because forward-looking statements represent only our belief regarding future events, many of which by their nature are inherently uncertain, the actual results or outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. Information regarding important factors, including Risk Factors that could cause actual results or outcomes to differ, perhaps materially, from those in our forward-looking statements is contained in reports we file with the SEC. You should read and interpret any forward-looking statement together with reports we file with the SEC. Past performance may not be indicative of future results. Different types of investments involve varying degrees of risk. Therefore, it should not be assumed that future performance of any specific investment or investment strategy will be profitable or equal the corresponding indicated performance level(s).

For inquiries, please contact:

Jonathan Freedman (212) 284-2300

MediaContact@Jefferies.com